EXHIBIT 21.1

SUBSIDIARIES OF OSI SYSTEMS, INC.

Name	Jurisdiction
Altaflex	California
American Science and Engineering Global de Mexico S. de R.L. de C.V.	Mexico
American Science and Engineering, Inc.	Massachusetts
AS&E Global, Inc.	Massachusetts
Aviation Security Management, LLC	Florida
Chassis Engineering Limited	United Kingdom
Continental Electronics Corporation	Nevada
Control de Accessos y Seguridad Privada Gatekeeper, S. de R.L. de C.V.	Mexico
Control Insights, LLC	California
CXR Limited	United Kingdom
ECIL-Rapiscan Security Products Limited	India
Gatekeeper Inc.	Delaware
Gatekeeper Inspection Technologies LLC	Virginia
Gatekeeper Security Middle East FTZ	United Arab Emirates
Global International Holding, Inc.	Delaware
Lenview Limited	United Kingdom
Lenview Property Development (Biddulph) Limited	United Kingdom
OSI Billerica Holdings, LLC	Massachusetts
OSI Electronics de Mexico, S.A. de C.V.	Mexico
OSI Electronics, Inc.	California
OSI Electronics Pte Ltd.	Singapore
OSI Electronics Sdh. Bhd.	Malaysia
OSI Electronics (UK) Ltd.	United Kingdom
OSI (Holdings) Company Limited	United Kingdom
OSI Investment Egypt For Trading LLC	Egypt
OSI Optoelectronics, Inc.	California
OSI Optoelectronics Limited	Cyprus
OSI Optoelectronics Sdn. Bhd.	Malaysia
OSI Systems Private Limited	India
PFC Flexible Circuits Limited	Canada
PT OSI Electronics	Indonesia
PT OSI Systems	Indonesia
Quadratica (UK) Limited	United Kingdom
RAGGI-X Manutenção em Equipamentos Electrônicos LTDA	Brazil
Rapiscan Australia Pty Ltd	Australia
Rapiscan Government Services, Inc.	Delaware
Rapiscan Holdings, Inc.	Delaware
Rapiscan Holdings Inc / Jordan	Jordan

Name	Jurisdiction
Rapiscan Laboratories, Inc.	Delaware
Rapiscan Mexico Holdings LLC	Delaware
Rapiscan Services Egypt LLC	Egypt
Rapiscan Systems Canada Inc.	Canada
Rapiscan Systems (Cyprus) Limited	Cyprus
Rapiscan Systems Electrical Trading LLC	Abu Dhabi
Rapiscan Systems GmbH	Germany
Rapiscan Systems Hong Kong Limited	Hong Kong
Rapiscan Systems, Inc.	California
Rapiscan Systems Limited	United Kingdom
Rapiscan Systems Mexico S. de R.L. de C.V.	Mexico
Rapiscan Systems Middle East Regional Headquarters Company LCC	Saudi Arabia
Rapiscan Systems New Zealand	New Zealand
Rapiscan Systems Private Limited	India
Rapiscan Systems (Private) Limited	Sri Lanka
Rapiscan Systems Pte. Ltd.	Singapore
Rapiscan Systems Pty Ltd	Australia
Rapiscan Systems Sdn. Bhd.	Malaysia
RAPISCAN SYSTEMS TURKEY GÜVENLİK TEKNOLOJİLERİ ANONİM ŞİRKETİ.	Turkey
Rapiscan Systems Turkmen	Turkmenistan
Rapiscan Systems, S.A. de C.V.	Mexico
Rapiscan Systems, Unipessoal LDA	Portugal
S2 Airport Services S. de R.L. de C.V.	Mexico
S2 Albania	Albania
S2 Security, LLC	Delaware
S2 Global Ecuador S.A.S.	Ecuador
S2 Global Healthcare, S. de R.L. de C.V.	Mexico
S2 Global, Inc.	Delaware
S2 Global Panama, S.A.	Panama
S2 Global SAL	Lebanon
S2 Global Screening Solutions Limited	Ireland
S2 Global Screening Solutions Sociedad Anonima	Guatemala
S2 Muscat LLC	Oman
S2 Screening Solutions, S. de R.L. de C.V.	Mexico
S2 Secure Albania SH.P.K.	Albania
S2 Services, Ltd.	Cayman Islands
S2 Services Puerto Rico, LLC	Puerto Rico
SL Healthcare Limited	Cyprus
Spacelabs Healthcare (Canada), Inc.	Canada
Spacelabs Healthcare GmbH	Germany
Spacelabs Healthcare, Inc.	Delaware

Name	Jurisdiction
Spacelabs Healthcare, L.L.C.	Washington
Spacelabs Healthcare Limited	United Kingdom
Spacelabs Healthcare Pte. Ltd.	Singapore
Spacelabs Healthcare SAS	France
Spacelabs Healthcare s.r.l.	Italy
Spacelabs Holdings, Inc.	Delaware
Surveillance Health, LLC	Washington